UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2017 (February 3, 2017)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 3, 2017, The Hertz Corporation (“THC”, and collectively referred to herein with Hertz Global Holdings, Inc. as “Hertz” or the “Company”) amended a number of its and its subsidiaries’ revolving credit facilities and financing arrangements, as described in more detail below.
CORPORATE DEBT
Senior Facilities
On February 3, 2017, THC entered into an amendment agreement pursuant to which certain terms of the credit agreement governing THC’s senior secured revolving credit facility (the “Senior RCF”) and senior secured term facility (the “Senior Term Loan” and, together with the Senior RCF, the “Senior Facilities”) were amended with the consent of the required lenders under the Senior RCF and such credit agreement. The amendment, among other things, (i) amends the terms of the financial maintenance covenant for the Senior RCF to test, when applicable, THC’s consolidated first lien net leverage ratio in lieu of THC’s consolidated total net corporate leverage ratio, (ii) provides that THC shall not make dividends and certain restricted payments until a leverage ratio test is satisfied, (iii) adds a new covenant restricting the incurrence of certain corporate indebtedness, (iv) caps the amount of unrestricted cash that may be netted for purposes of calculating the consolidated first lien net leverage ratio at $500 million unless a specified consolidated total gross corporate leverage ratio is met for a specified period and (v) amends certain financial definitions relating to the foregoing.
VEHICLE DEBT
HVF II U.S. Vehicle Variable Funding Notes
On February 3, 2017, Hertz Vehicle Financing II LP (“HVF II”), a bankruptcy remote, indirect, wholly-owned, special purpose subsidiary of Hertz, entered into various amendment agreements pursuant to which certain terms of HVF II’s Series 2013-A Variable Funding Rental Car Asset Backed Notes (the “HVF II Series 2013-A Notes”) and HVF II’s Series 2013-B Variable Funding Rental Car Asset Backed Notes (the “HVF II Series 2013-B Notes” and, together with the HVF II Series 2013-A Notes, the “HVF II U.S. Vehicle Variable Funding Notes”) were amended. The amendments, among other things, extended the maturities of $3.165 billion aggregate maximum principal amount available under the HVF II U.S. Vehicle Variable Funding Notes from October 2017 to January 2019.
Certain of the holders of the notes, the administrative agents and the trustees, and their respective affiliates, have performed and may in the future perform various investment banking, commercial banking, and other financial advisory services for Hertz and its subsidiaries for which they have received and will receive customary fees and expenses, and certain of such parties are also participants in other credit facilities of THC and its subsidiaries, including the Senior Facilities.
The foregoing descriptions of the Senior Facilities and the amendments thereto are qualified in their entirety by reference to the document attached hereto as Exhibit 10.1, which is incorporated herein by reference.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 8.01. OTHER EVENTS.
European Revolving Credit Facility
On February 3, 2017, Hertz Holdings Netherlands B.V. ("HHN BV"), an indirect wholly-owned subsidiary of Hertz, amended the European Revolving Credit Facility to extend the maturity of €235 million of the aggregate maximum borrowings available under the European Revolving Credit Facility from October 2017 to January 2019.

Canadian Securitization
On February 3, 2017, TCL Funding Limited Partnership (“Funding LP”), a bankruptcy remote, indirect, wholly-owned, special purpose subsidiary of Hertz, amended the Canadian Securitization to extend the maturity of CAD$350 million aggregate maximum borrowings available under the Canadian Securitization from January 2018 to January 2019.
Capitalized Leases - UK Leveraged Financing
On February 3, 2017, the U.K. Leveraged Financing was amended to extend the maturity of £250 million aggregate maximum borrowings available under the U.K. Leveraged Financing from October 2017 to January 2019.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1
First Amendment, dated as of February 3, 2017, to the Credit Agreement, dated as of June 30, 2016, among The Hertz Corporation, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  February 6, 2017